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                                    EXHIBIT 21.1

                                    SUBSIDIARIES


     -    interWAVE Communications, Inc., a Delaware corporation

     -    interWAVE Communications, S.A., a French corporation

     -    interWAVE Communications B.V., a Netherlands corporation